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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the reference to our firm under the captions "Experts" and "Selected Historical Financial Information" in Amendment No. 3 to the Registration Statement (Form S-4) and related Prospectus of Vencor, Inc. for the registration of its common stock to be issued pursuant to the merger with The Hillhaven Corporation and to the incorporation by reference therein of our report dated January 30, 1995 with respect to the consolidated financial statements of Vencor, Inc. included in its Annual Report (Form 10-K/A -- Amendment No. 1) for the year ended December 31, 1994, filed with the Securities and Exchange Commission.


                                          Ernst & Young LLP

Louisville, Kentucky

August 10, 1995